                                                                   EXHIBIT 10.17





                            AMENDED AND RESTATED
                              CREDIT AGREEMENT



                           Dated as of April 17, 1998


                                     Among

                          QUEEN SAND RESOURCES, INC.,
                            a Delaware corporation,
                                 as Guarantor,

                          QUEEN SAND RESOURCES, INC.,
                             a Nevada corporation,
                                  as Borrower,

                               BANK OF MONTREAL,
                                   as Agent,

                                      and

                          The Lenders Signatory Hereto

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

       Section 1.01  Terms Defined in Recitals  . . . . . . . . . . . . . . .  1
       Section 1.02  Certain Defined Terms  . . . . . . . . . . . . . . . . .  1
       Section 1.03  Accounting Terms and Determinations  . . . . . . . . . . 16

                                   ARTICLE II
                                   COMMITMENTS

       Section 2.01  Loans and Letters of Credit  . . . . . . . . . . . . . . 16
       Section 2.02  Borrowings, Continuations, Conversions and Letters
                     of Credit  . . . . . . . . . . . . . . . . . . . . . . . 17
       Section 2.03  Changes of Commitments   . . . . . . . . . . . . . . . . 19
       Section 2.04  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . 19
       Section 2.05  Several Obligations  . . . . . . . . . . . . . . . . . . 20
       Section 2.06  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 20
       Section 2.07  Prepayments  . . . . . . . . . . . . . . . . . . . . . . 20
       Section 2.08  Borrowing Base   . . . . . . . . . . . . . . . . . . . . 21
       Section 2.09  Assumption of Risks  . . . . . . . . . . . . . . . . . . 22
       Section 2.10  Obligation to Reimburse and to Prepay  . . . . . . . . . 23
       Section 2.11  Lending Offices  . . . . . . . . . . . . . . . . . . . . 24

                                   ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

       Section 3.01  Repayment of Loans   . . . . . . . . . . . . . . . . . . 24
       Section 3.02  Interest   . . . . . . . . . . . . . . . . . . . . . . . 25

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

       Section 4.01  Payments   . . . . . . . . . . . . . . . . . . . . . . . 26
       Section 4.02  Pro Rata Treatment   . . . . . . . . . . . . . . . . . . 26
       Section 4.03  Computations   . . . . . . . . . . . . . . . . . . . . . 26
       Section 4.04  Non-receipt of Funds by the Agent  . . . . . . . . . . . 27
       Section 4.05  Set-off, Sharing of Payments, Etc.   . . . . . . . . . . 27
       Section 4.06  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 28
       Section 4.07  Disposition of Proceeds  . . . . . . . . . . . . . . . . 30

                                    ARTICLE V
                       YIELD MAINTENANCE; CAPITAL ADEQUACY

       Section 5.01  Additional Costs   . . . . . . . . . . . . . . . . . . . 31
       Section 5.02  Limitation on Eurodollar Loans   . . . . . . . . . . . . 32
       Section 5.03  Illegality   . . . . . . . . . . . . . . . . . . . . . . 32
       Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02
                     and 5.03   . . . . . . . . . . . . . . . . . . . . . . . 33
       Section 5.05  Breakage Compensation  . . . . . . . . . . . . . . . . . 33
       Section 5.06  Replacement Lenders.   . . . . . . . . . . . . . . . . . 33

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

       Section 6.01  Initial Funding  . . . . . . . . . . . . . . . . . . . . 35
       Section 6.02  Initial and Subsequent Loans   . . . . . . . . . . . . . 37
       Section 6.03  Conditions Relating to Letters of Credit   . . . . . . . 37

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

       Section 7.01  Corporate Existence  . . . . . . . . . . . . . . . . . . 37
       Section 7.02  Financial Condition  . . . . . . . . . . . . . . . . . . 38
       Section 7.03  Litigation   . . . . . . . . . . . . . . . . . . . . . . 38
       Section 7.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . 38
       Section 7.05  Authority  . . . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.07  Use of Loans   . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.09  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 40
       Section 7.10  Titles, etc.   . . . . . . . . . . . . . . . . . . . . . 40
       Section 7.11  No Material Misstatements  . . . . . . . . . . . . . . . 41
       Section 7.12  Investment Company Act   . . . . . . . . . . . . . . . . 41
       Section 7.13  Public Utility Holding Company Act   . . . . . . . . . . 41
       Section 7.14  Subsidiaries and Partnerships  . . . . . . . . . . . . . 41
       Section 7.15  Location of Business and Offices   . . . . . . . . . . . 42
       Section 7.16  Defaults   . . . . . . . . . . . . . . . . . . . . . . . 42
       Section 7.17  Environmental Matters  . . . . . . . . . . . . . . . . . 42
       Section 7.18  Compliance with the Law  . . . . . . . . . . . . . . . . 43
       Section 7.19  Insurance  . . . . . . . . . . . . . . . . . . . . . . . 43
       Section 7.20  Risk Management Agreements   . . . . . . . . . . . . . . 44
       Section 7.21  Restriction on Liens   . . . . . . . . . . . . . . . . . 44
       Section 7.22  Gas Imbalances   . . . . . . . . . . . . . . . . . . . . 44
       Section 7.23  Material Agreements  . . . . . . . . . . . . . . . . . . 44
       Section 7.24  Solvency   . . . . . . . . . . . . . . . . . . . . . . . 45

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

       Section 8.01  Financial Statements   . . . . . . . . . . . . . . . . . 45
       Section 8.02  Litigation   . . . . . . . . . . . . . . . . . . . . . . 47
       Section 8.03  Maintenance, Etc.  . . . . . . . . . . . . . . . . . . . 47
       Section 8.04  Environmental Matters  . . . . . . . . . . . . . . . . . 49
       Section 8.05  Further Assurances   . . . . . . . . . . . . . . . . . . 49
       Section 8.06  Performance of Obligations   . . . . . . . . . . . . . . 49
       Section 8.07  Engineering Reports  . . . . . . . . . . . . . . . . . . 50
       Section 8.08  Title Information.   . . . . . . . . . . . . . . . . . . 51
       Section 8.09  Additional Collateral.   . . . . . . . . . . . . . . . . 51
       Section 8.10  ERISA Information and Compliance   . . . . . . . . . . . 52
       Section 8.11  Hedging Program.   . . . . . . . . . . . . . . . . . . . 52
       Section 8.12  Offering.  . . . . . . . . . . . . . . . . . . . . . . . 52

                                   ARTICLE IX
                               NEGATIVE COVENANTS

       Section 9.01  Debt   . . . . . . . . . . . . . . . . . . . . . . . . . 53
       Section 9.02  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 54
       Section 9.03  Investments, Loans and Advances  . . . . . . . . . . . . 54
       Section 9.04  Dividends, Distributions and Redemptions.  . . . . . . . 55
       Section 9.05  Sales and Leasebacks   . . . . . . . . . . . . . . . . . 55
       Section 9.06  Nature of Business   . . . . . . . . . . . . . . . . . . 56
       Section 9.07  Limitation on Leases   . . . . . . . . . . . . . . . . . 56
       Section 9.08  Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . 56
       Section 9.09  Proceeds of Notes  . . . . . . . . . . . . . . . . . . . 56
       Section 9.10  ERISA Compliance   . . . . . . . . . . . . . . . . . . . 56
       Section 9.11  Sale or Discount of Receivables  . . . . . . . . . . . . 57
       Section 9.12  Current Ratio and Net Worth  . . . . . . . . . . . . . . 57
       Section 9.13  Accounts Payable.  . . . . . . . . . . . . . . . . . . . 58
       Section 9.14  Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . 58
       Section 9.15  Sale of Oil and Gas Properties   . . . . . . . . . . . . 59
       Section 9.16  Environmental Matters  . . . . . . . . . . . . . . . . . 59
       Section 9.17  Transactions with Affiliates   . . . . . . . . . . . . . 59
       Section 9.18  Subsidiaries and Partnerships  . . . . . . . . . . . . . 59
       Section 9.19  Negative Pledge Agreements   . . . . . . . . . . . . . . 59
       Section 9.20  Gas Imbalances, Take-or-Pay or Other Prepayments   . . . 59
       Section 9.21  Material Agreements.   . . . . . . . . . . . . . . . . . 60
       Section 9.22  Repayment of Other Debt  . . . . . . . . . . . . . . . . 60
       Section 9.23  Limitations on Capital Expenditures.   . . . . . . . . . 61

                                    ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

       Section 10.01  Events of Default   . . . . . . . . . . . . . . . . . . 61
       Section 10.02  Remedies  . . . . . . . . . . . . . . . . . . . . . . . 63

                                   ARTICLE XI
                                    THE AGENT

       Section 11.01  Appointment, Powers and Immunities  . . . . . . . . . . 64
       Section 11.02  Reliance by Agent   . . . . . . . . . . . . . . . . . . 64
       Section 11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . 65
       Section 11.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . 65
       Section 11.05  INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . 65
       Section 11.06  Non-Reliance on Agent and other Lenders   . . . . . . . 66
       Section 11.07  Action by Agent   . . . . . . . . . . . . . . . . . . . 66
       Section 11.08  Resignation or Removal of Agent   . . . . . . . . . . . 66

                                   ARTICLE XII
                                  MISCELLANEOUS

       Section 12.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . 67
       Section 12.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . 67
       Section 12.03  Payment of Expenses, Indemnities, etc   . . . . . . . . 67
       Section 12.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . 69
       Section 12.05  Successors and Assigns  . . . . . . . . . . . . . . . . 69
       Section 12.06  Assignments and Participations  . . . . . . . . . . . . 69
       Section 12.07  Invalidity  . . . . . . . . . . . . . . . . . . . . . . 71
       Section 12.08  Counterparts  . . . . . . . . . . . . . . . . . . . . . 71
       Section 12.09  References  . . . . . . . . . . . . . . . . . . . . . . 71
       Section 12.10  Survival  . . . . . . . . . . . . . . . . . . . . . . . 71
       Section 12.11  Captions  . . . . . . . . . . . . . . . . . . . . . . . 71
       Section 12.12  NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . . 71
       Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION   . . . . . . 71
       Section 12.14  Interest  . . . . . . . . . . . . . . . . . . . . . . . 72
       Section 12.15  Confidentiality   . . . . . . . . . . . . . . . . . . . 73
       Section 12.16  EXCULPATION PROVISIONS  . . . . . . . . . . . . . . . . 74
       Section 12.17  Designated Senior Indebtedness  . . . . . . . . . . . . 74

Annex I       - List of Maximum Credit Amounts

Exhibit A     - Form of Note
Exhibit B     - Form of Borrowing, Continuation and Conversion Request
Exhibit C     - Form of Compliance Certificate
Exhibit D     - List of Security Instruments
Exhibit E     - Form of Assignment Agreement


Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.20 - Risk Management Agreements
Schedule 7.21 - Restrictions of Liens
Schedule 7.22 - Gas Imbalances
Schedule 7.23 - Material Agreements
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

       THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 17, 1998 is among: QUEEN SAND RESOURCES, INC., a corporation formed under the laws of the State of Delaware ("QSRD"); QUEEN SAND RESOURCES, INC., a corporation formed under the laws of the State of Nevada (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in
Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and BANK OF MONTREAL, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S

       A. QSRD, the Borrower, certain of the Lenders and the Agent are parties to that certain Credit Agreement dated as of August 1, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 3, 1997, as further amended by that certain Second Amendment to Credit Agreement dated as of December 29, 1997, as further amended by that certain Third Amendment to Credit Agreement dated as of February 10, 1998, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of March 20, 1998 (such credit agreement, as amended, the "Prior Credit Agreement").

       B. QSRD and the Borrower have requested that the Agent and the Lenders amend and restate the Prior Credit Agreement and make credit available to and on behalf of the Borrower on the terms and conditions stated herein.

       C. The Agent and the Lenders, subject to the terms and conditions stated herein, are willing to amend and restate the Prior Credit Agreement and to make such credit facilities available.

       D. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

       Section 1.01 Terms Defined in Recitals. As used in this Agreement, the terms defined in the Recitals, shall have the meanings indicated in the Recitals.

       Section 1.02 Certain Defined Terms. As used herein, including the Recitals, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

       "Acquisition" shall mean the acquisition by the Borrower of the Oil and Gas Properties described in the Purchase and Sale Agreement from Morgan Guaranty Trust Company of New York, as Trustee, Investment Royalty Corporation and Milam Royalty Corporation, as sellers, as contemplated in the Purchase and Sale Agreement.

       "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

       "Affected Loans" shall have the meaning assigned such term in Section
5.04.

       "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above, and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

       "Agreement" shall mean this Amended and Restated Credit Agreement, as amended from time to time.

       "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a).

       "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Sections 2.03(b).

       "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

       "Applicable Margin" shall mean:

       (a) with respect to any Loan outstanding during the Revolving Credit Period, for each day such Loan is outstanding, the following rate per annum based upon the Percentage Usage of the available Borrowing Base as is applicable:


=========================================================================================================
           Percentage Usage                  Applicable Margin for               Applicable Margin for
                                               Eurodollar Loans                     Base Rate Loans
---------------------------------------------------------------------------------------------------------
           Greater than 90%                          2.25%                               0.00%
---------------------------------------------------------------------------------------------------------
    Less than or equal to 90% and
  greater than 75%                                   2.00%                               0.00%
---------------------------------------------------------------------------------------------------------
    Less than or equal to 75% and                    1.50%                               0.00%
  greater than 40%
---------------------------------------------------------------------------------------------------------
      Less than or equal to 40%                      1.00%                               0.00%
=========================================================================================================

       (b) notwithstanding clause (a) of this definition, if on any day any portion of the Bridge Loans is outstanding (and whether or not such Bridge Loans have been converted into long term obligations), then the Applicable Margin for such day shall be (i) 2.50% per annum for Eurodollar Loans and (ii) 0.00% per annum for Base Rate Loans; and


       (c) with respect to any Loan outstanding during the Term Loan Period, for each day such Loan is outstanding, (i) 2.50% per annum for Eurodollar Loans and (ii) .25% per annum for Base Rate Loans.

       "Assignment" shall have the meaning assigned such term in Section
12.06(b).

       "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or
(ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

       "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

       "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

       "Bridge Loan Documents" shall mean, collectively, (i) Equity Bridge Note Purchase Agreement dated of even date herewith among QSRD, the Borrower and the initial purchasers named therein, (ii) the $30,000,000 Equity Bridge Notes sold pursuant to the terms thereof, (iii) Debt Bridge Note Purchase Agreement dated of even date herewith among QSRD, the Borrower and the initial purchasers named therein, (iv) the $30,000,000 Debt Bridge Notes sold pursuant to the terms thereof, and (v) any and all other agreements or instruments now or hereafter executed and delivered in connection with any of the foregoing or as security for the payment or performance thereof.

       "Bridge Loans" shall mean collectively the Debt Bridge Loan and the Equity Bridge Loan.

       "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Chicago, Illinois and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "Closing Date" shall mean April 17, 1998.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

       "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

       "Commitment Fee Rate" shall mean during the Revolving Credit Period, the following rate per annum based upon the Percentage Usage of the available Borrowing Base as is applicable:


======================================================================
              Percentage Usage                   Commitment Fee Rate
----------------------------------------------------------------------
              Greater than 75%                          0.50%
----------------------------------------------------------------------
          Less than or equal to 75%                     0.35%
======================================================================

       "Consolidated Net Income" shall mean with respect to QSRD and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of QSRD and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which QSRD or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of QSRD and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to QSRD or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; and (vi) any writedowns of non-current assets, provided however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred.

       "Consolidated Tangible Net Worth" shall mean, with respect to QSRD and its Subsidiaries, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings, less treasury stock (if any), less (without duplication) goodwill and cost in excess of fair value of net assets acquired and less all other assets that are properly classified as intangible assets (other than unamortized finance costs and underwriting and other related fees payable in connection with this Agreement and the Bridge Loans to the extent classified as intangible assets), but plus the amount of noncash write downs attributable to any period ending on or before January 1, 1999 if in compliance with GAAP or SEC guidelines, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis.

       "Consolidated Subsidiaries" shall mean each Subsidiary of QSRD or other Person owned by QSRD, whether now existing or hereafter created or acquired, which are not Non-Recourse

Subsidiaries and the financial statements of which shall be (or should have been) consolidated with the financial statements of QSRD in accordance with GAAP.

       "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
(vi) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others (other than the purchase of Property in the ordinary course of business); (viii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (ix) the net mark to market value of all obligations of such Person under Risk Management Agreements.

       "Debt Bridge Loan" shall mean the sale by the Borrower of $30,000,000 Variable Rate Senior Second Secured Notes due 2003 pursuant to those certain Note Purchase Agreements dated of even date herewith among QSRD, the Borrower and each initial purchaser named therein.

       "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

       "DEM Subordinated Debt" shall mean the Series A DEM 5,000,0000 12% notes issued by QSRD and being due and payable on July 15, 2000, and any renewals, extensions or replacements (but not increases in principal amount) thereof.

       "Dollars" and "$" shall mean lawful money of the United States of America.

       "EBITDA" shall mean, for any period, the sum, determined (without duplication) for QSRD and its Consolidated Subsidiaries of (i) Consolidated Net Income plus (ii) Interest Expense for such period to the extent deducted in the determination of Consolidated Net Income plus (iii) depreciation, amortization and other similar non-cash items to the extent deducted in the determination of Consolidated Net Income plus (iv) all taxes accrued for such period on or measured by income to the extent deducted in the determination of Consolidated Net Income.

       "ECT Subordinated Debt" shall mean collectively, (i) the Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997 among the Borrower, Enron Capital & Trade Resources Corp., as agent for itself and the other lenders from time to time parties thereto, and such lenders, (ii) the promissory note(s) in the aggregate principal amount of $10,000,000 issued by the Borrower thereunder, (iii) all agreements, instruments and documents given by the Borrower, QSRD or any Obligor to secure the obligations of the Borrower under the agreement and instruments described in clauses (i) and (ii), as the same may be renewed, extended, amended or modified from time to time to the extent permitted by
Section 9.22(e).

       "Engineering Reports" shall have the meaning assigned such term in
Section 2.08(b).

       "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health, safety or the environment in effect in any and all jurisdictions in which QSRD or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of any such Person is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of QSRD or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

       "Equity Bridge Loan" shall mean the sale by the Borrower of $30,000,000 Variable Rate Senior Third Secured Equity Bridge Notes due 2004 pursuant to those certain Equity Bridge Note Purchase Agreements dated of even date herewith among QSRD, the Borrower and each initial purchaser named therein.

       "Equity Offering" shall mean any sale or issuance for cash of any equity securities of QSRD or warrants or options with respect thereto (whether done by a registered public offering or an exempt private placement of such securities) occurring after the Closing Date; provided the foregoing shall not include any warrants or options granted in connection with the Equity Bridge Loan or any extensions relating to the Equity Bridge Loan or relating to any other warrants, options, rights or class of Preferred Stock or Debt outstanding prior to the Closing Date or which arise after the date of Closing but are attributable to agreements in effect prior to the date of Closing.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

       "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with QSRD or any of its Affiliates would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

       "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of QSRD or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

       "Escrow Agreement" shall mean the Escrow Agreement entered into among Morgan Guaranty Trust Company of New York, as trustee, the Borrower, and Chase Bank of Texas, National Association, as escrow agent, pursuant to Section 2.2 of the Purchase and Sale Agreement.

       "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

       "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Agent for such Interest Period.

       "Event of Default" shall have the meaning assigned such term in Section 10.01.

       "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's Liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by QSRD or any of its Subsidiaries or materially impair the value of such Property subject thereto; and (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of QSRD or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by any such Person or materially impair the value of such Property subject thereto.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

       "Financial Statements" shall mean the financial statement or statements of QSRD and its Consolidated Subsidiaries described or referred to in Section 7.02(a).

       "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of EBITDA for such period to the sum of (i) Interest Expense for such period and
(ii) dividends paid in cash on Preferred Stock during such period.

       "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

       "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, QSRD or any of its Subsidiaries or any of their Properties or the Agent, any Lender or any Applicable Lending Office.

       "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

       "Highest Lawful Rate" shall mean, with respect to the Agent or a Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to the Agent or such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

       "Hi-Yield Offering" shall mean any sale or issuance of any hi-yield Debt securities of QSRD (whether done by a registered public offering or an exempt private placement of such securities) occurring after the Closing Date; provided the foregoing shall not include any of the Debt Bridge Loan or the Equity Bridge Loan.

       "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

       "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

       "Indebtedness" shall mean any and all amounts owing or to be owing by QSRD, the Borrower or any Obligor to the Agent and/or Lenders in connection with the Loan Documents and any Risk Management Agreements now or hereafter arising between QSRD or the Borrower and any Lender, and all renewals, extensions and/or rearrangements of any of the above.

       "Indemnified Parties" shall have the meaning assigned such term in
Section 12.03(b).

       "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against an Indemnified Party and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Indemnified Party whether caused by the sole or concurrent negligence of the Indemnified Party seeking indemnification.

       "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01 hereof.

       "Initial Reserve Report" shall mean collectively, (i) the report of H.J. Gruy & Associates dated March 31, 1998 with respect to the Oil and Gas Properties set forth therein as of December 31, 1997, (ii) the report of H.J. Gruy & Associates dated March 31, 1998 with respect to the Oil and Gas Properties set forth therein as of December 31, 1997, and (iii) the report of Ryder Scott Company dated March 30, 1998 with respect to the Oil and Gas Properties set forth therein as of December 31, 1997.

       "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest expense accruing during such period on Debt of QSRD and its

Consolidated Subsidiaries, including the interest portion of payments under capitalized leases and any capitalized interest, but excluding amortization of debt discount and expense.

       "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

       Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Maturity Date; (ii) no Interest Period for any Eurodollar Loan may end after any scheduled payment date occurring during the Term Loan Period to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order to give effect to such payment; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

       "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

       "LC Commitment" at any time shall mean $20,000,000.

       "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

       "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing bank for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

       "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

       "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to
(i) the lien or security interest arising from a mortgage, charge, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or preferential arrangement of any kind or nature whatsoever (including, any agreement to give or grant a lien), or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, QSRD or any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

       "Loan Documents" shall mean this Agreement, the Notes and the Security Instruments.

       "Loans" shall mean the loans as provided for by Section 2.01(a).

       "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

       "Material Adverse Effect" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations, prospects or affairs of QSRD and its Consolidated Subsidiaries taken as a whole different from those reflected in the financial statements most recently delivered pursuant to Sections 7.02(a) or 8.01 hereof or from the facts represented or warranted in this Agreement or any Loan Document, or (ii) the ability of QSRD and its Consolidated Subsidiaries, taken as a whole, to carry out its business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet its obligations under the Loan Documents on a timely basis.

       "Material Agreements" shall mean the Purchase and Sale Agreement and each of the instruments, contracts or agreements described in Schedule 7.23, as the same may be amended, modified or replaced from time to time in accordance with the terms of Section 9.21.

       "Maturity Date" shall mean, unless the Aggregate Maximum Credit Amounts are sooner terminated under Section 2.03(b) or the Notes are sooner accelerated under Section 10.02 hereof, April 17, 2003.

       "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b) or amendments to this Agreement.

       "Mortgaged Property" shall mean the Property owned by any Obligor and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

       "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

       "Non-Recourse Subsidiary" shall mean any Subsidiary of QSRD organized or acquired after the Closing Date as to which all of the following conditions apply: (i) neither such Subsidiary nor any of its Subsidiaries provides credit support for any of the Indebtedness or any other Debt of QSRD, the Borrower or any Subsidiary Guarantor; (ii) neither QSRD, the Borrower nor any Subsidiary Guarantor is liable, directly or indirectly, with respect to any Debt of such Subsidiary; (iii) no Oil and Gas Properties of such Non-Recourse Subsidiary is included in the Borrowing Base; and (iv) the Board of Directors of QSRD shall have designated such Subsidiary to be a Non-Recourse Subsidiary by a written resolution. Any such designation by the Board of Directors of QSRD shall be evidenced to the Agent by delivering to it a resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of QSRD may (i) designate any of its Subsidiaries as a Non-Recourse Subsidiary or (ii) designate any Non-Recourse Subsidiary to be a Subsidiary Guarantor; provided that, in either such case, no Default or Event of Default would occur or be continuing after giving effect to such designation. Any Subsidiary of a Non-Recourse Subsidiary shall be a Non-Recourse Subsidiary for purposes of this Agreement.

       "Non-Recourse Debt" shall mean Debt of any Non-Recourse Subsidiary (i) as to which neither QSRD, the Borrower nor any Subsidiary Guarantor is directly or indirectly liable (by virtue of such Person or any Subsidiary Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt); (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of QSRD, the Borrower or any Subsidiary Guarantor to declare a default on such Debt of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) that is not secured by a Lien upon any Property of QSRD, the Borrower or any Subsidiary Guarantor (other than stock or other equity interests of a Non-Recourse Subsidiary).

       "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

       "Notice of Termination" shall have the meaning set forth in Section 5.06(a).

       "Obligor" shall mean any or all of QSRD, the Borrower or the Subsidiary Guarantors, as appropriate.

       "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authori-
ty) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belong-ing, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

       "Other Taxes" shall have the meaning assigned such term in Section
4.06(b).

       "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

       "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b) or amendments to this Agreement.

       "Percentage Usage" shall mean, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing the balance of all Loans and the LC Exposure at the close of business on such date by the available Borrowing Base at the close of business on such date. The Applicable Margin for a Type of Loan shall change on the same day as any change in the Percentage Usage to the extent required by the terms of the definition of Applicable Margin.

       "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

       "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by QSRD or any of its Subsidiaries or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by QSRD or any of its ERISA Affiliates.

       "Post-Default Rate" shall mean (i) in the event a Borrowing Base deficiency is being cured as permitted under Section 2.07(c)(ii), or (ii) in respect of any principal of any Loan or any other amount payable by any Obligor under this Agreement, any Note or any Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), in each case, a rate per annum during the period commencing on the first day of such deficiency period or the due date, as applicable, until such Borrowing Base deficiency is cured or the amount is paid in full or the default is cured or waived, as applicable, equal to the sum of .75% per annum, the Applicable Margin for Base Rate Loans, if any, and the Base Rate; provided that with respect to all Eurodollar Loans or amounts due in respect of a Eurodollar Loan, the sum of (A) if clause (a) of the definition of "Applicable Margin" is applicable, .75% per annum, or (B) if clause (b) or (c) of the definition of "Applicable Margin" is applicable, .50% per annum, the then Applicable Margin and the Eurodollar Rate for such Loan, but in no event to exceed the Highest Lawful Rate.

       "Preferred Stock" shall mean (i) QSRD's Series A Participating Convertible Preferred Stock, par value $0.01 per share; (ii) QSRD's Series B Participating Convertible Preferred Stock; and (iii) QSRD's Series C Convertible Preferred Stock issued pursuant to the Certificate of Designation of Series C Convertible Preferred Stock adopted as of December 23, 1997, together with any and all amendments and modifications thereto.

       "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

       "Principal Office" shall mean the principal office of the Agent, presently located at 115 South LaSalle Street, Chicago, Illinois 60603.

       "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "Proved Reserves" shall mean those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves established by the Society for Petroleum Engineers from time to time) in the Reserve Report and used in establishing the Borrowing Base.

       "Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of March 19, 1998 among Morgan Guaranty Trust Company of New York, as Trustee, Investment Royalty Corporation and Milam Royalty Corporation, as sellers, and the Borrower, as purchaser.

       "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be June 30, 1998; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

       "Redetermination Date" shall have the meaning assigned such term in
Section 2.08(a).

       "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

       "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

       "Replacement Lender" shall have the meaning set forth in Section
5.06(b).

       "Required Lenders" shall mean with respect to any redetermination of the Borrowing Base: (i) all of the Lenders in the case of any increase in the Borrowing Base, and (ii) the Majority Lenders in all other cases.

       "Required Payment" shall have the meaning assigned such term in Section 4.04.

       "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each June 30 or December 31, as applicable (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Oil and Gas Properties to comprise the Borrowing Base together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower by February 15 of each year pursuant to Section 8.07(a).

       "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of QSRD or the Borrower, as applicable.

       "Revolving Credit Period" shall mean the period commencing on the Closing Date and ending on the Revolving Credit Termination Date.

       "Revolving Credit Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, April 17, 1999.

       "Risk Management Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

       "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

       "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

       "SEC Value" shall mean the future net revenues before income taxes from Proved Reserves, estimated assuming that oil and natural gas prices and production costs remain constant, then discounted at the rate of 10% per year to obtain the present value.

       "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by QSRD, the Borrower, any Obligor or any other Person (other than Assignments, participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement or the LC Exposure, as such agreements may be amended, supplemented or restated from time to time.

       "Subordinated Debt" shall mean, collectively, DEM Subordinated Debt, the Bridge Loans and ECT Subordinated Debt; provided that the characterization of any such Debt as "Subordinated Debt" for purposes of this Agreement and the Loan Documents shall not affect the characterization of such Debt for purposes of any other agreement or instrument or as between the holders of any such Debt and others; the concept herein expressed being that for purposes of this Agreement and the Loan Documents, the parties hereto expect all such Debt to be junior and subordinated to the Indebtedness either contractually or by virtue of junior Lien positions, but only to the extent such Debt is expressly contractually subordinated or junior by operation of law.

       "Subsidiary" shall mean, for any Person, any Person of which at least a majority of the outstanding shares of stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or manager of such Person (irrespective of whether or not at the time stock or other interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise indicated, a reference to a Subsidiary in any Loan Document is to a Subsidiary of QSRD.

       "Subsidiary Guarantor" shall mean each of Northland Operating Co., a Nevada corporation, Corrida Resources, Inc., a Nevada corporation, and all future Subsidiaries of QSRD executing and delivering a guarantee under Section
9.18 other than the Borrower and the Non-Recourse Subsidiaries.

       "Taxes" shall have the meaning assigned such term in Section 4.06(a).

       "Term Loan Period" shall mean the period commencing on the day next succeeding the Revolving Credit Termination Date and ending on the Maturity Date.

       "Terminated Lender" shall have the meaning set forth in Section 5.06(a).

       "Termination Date" shall have the meaning set forth in Section 5.06(c).

       "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

       Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements (except for changes concurred with by QSRD's independent public accountants).

                                   ARTICLE II
                                  COMMITMENTS

       Section 2.01  Loans and Letters of Credit.

       (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the Revolving Credit Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the sum of (i) aggregate principal amount of all Loans by all Lenders hereunder at any one time outstanding plus (ii) the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

       (b) Letters of Credit. During the Revolving Credit Period, the Agent, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. Each Lender shall participate in such Letters of Credit according to its Percentage Share.

       (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) Eurodollar Loans may be outstanding at any time.

       (d)    Loans under Prior Credit Agreement.  On the Closing Date:

       (i) the Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each "Lender" under the Prior Credit Agreement;

       (ii) each "Base Rate Loan" under the Prior Credit Agreement shall be deemed to be repaid with the proceeds of a new Base Rate Loan under this Agreement; and

       (iii) each "Eurodollar Loan" under the Prior Credit Agreement shall be deemed to be a Eurodollar Loan under this Agreement; and

       (iv) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

       Section 2.02  Borrowings, Continuations, Conversions and Letters of
Credit.

       (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

       (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $500,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

       (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston time on the date (which shall be a Business Day) of each Base Rate Loan borrowing and at least three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of manifest error, gross negligence or willful misconduct by the Agent.

       (d)    Continuation Options.  Subject to the provisions made in this
Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to
Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and
(ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

       (e) Conversion Options. The Borrower may elect to convert all or any part (subject to the minimum amount requirements set forth in Section 2.02(b)) of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate

Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have oc-curred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

       (f) Advances. Not later than 1:00 p.m. Houston time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

       (g) Letters of Credit. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 11:00 a.m. Houston time not less than three (3) Business Days prior thereto of each request for the issuance, the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reason-ably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

       In conjunction with the issuance of each Letter of Credit, the Borrower, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, QSRD, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

       The Agent will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

       Section 2.03  Changes of Commitments.

       (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts, after adjustments resulting from reductions pursuant to Sections 2.03(b), or (ii) the Borrowing Base as determined from time to time.

       (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three (3)

Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

       (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

       Section 2.04  Fees.

       (a) The Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily average unused amount of the Aggregate Commitments during the Revolving Credit Period at a rate per annum equal to the then applicable Commitment Fee Rate. Accrued commitment fees shall be payable quarterly on each Quarterly Date in arrears and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.

       (b) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Agent existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the then Applicable Margin for Eurodollar Loans, provided that each Letter of Credit shall bear a minimum commission of $300.00 and that each Letter of Credit shall be deemed to be outstanding in the full face amount of the Letter of Credit until the earlier of the expiry date thereof or the date the Agent has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower. Such commissions are payable quarterly on each Quarterly Date in arrears and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.

       (c) In addition to the above commission, the Borrower agrees to pay the Agent for its own account 0.10% on the face amount of each Letter of Credit issued hereunder payable on the day such Letter of Credit is issued as an issuing fee.

       (d) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $500 to the Agent for its own account.

       (e) Upon each amendment of any Letter of Credit, the Borrower shall pay the sum of $500 to the Agent for its own account.

       (f) The Borrower shall pay such other amounts as are set forth in that certain letter agreement of even date herewith between the Borrower and Bank of Montreal.

       Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

       Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, endorsed by such Lender on the schedule attached to such Note or any continuation thereof. Such records shall be presumed correct; provided that the failure of any Lender to make any such notation on its Note shall not affect the Borrower's obligations in respect of its Loan from such Lender.

       Section 2.07  Prepayments.

       (a) Generally. The Borrower may prepay (i) Base Rate Loans upon not less than one (1) Business Day's prior notice and (ii) Eurodollar Loans upon not less than three (3) Business Day's prior notice, to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 in the case of a Eurodollar Loan or $500,000 in the case of a Base Rate Loan or the remaining aggregate principal balance outstanding of the Base Rate Loans, if less) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05.

       (b) Following Reduction of Credit Amounts. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Sections 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, the Borrower shall (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans, pay to the Agent on behalf of the Lenders an amount equal to the remaining excess to be held as cash collateral as provided in Section 2.10(b).

       (c) Following Redetermination. Upon any redetermination or adjustment of the amount of the Borrowing Base in accordance with Section 2.08 or adjustment in accordance with Sections 2.08(c), 8.08(b) or 9.15, if the redetermined or adjusted Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure, then the Borrower shall within thirty (30) days of receipt of written notice thereof: either (i) prepay the Loans (and/or provide cash collateral) in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment or (ii) notify the Agent of its election to eliminate such Borrowing Base deficiency by making six (6) consecutive monthly payments equal to such excess divided by six (6), the first of such payments being due and payable immediately and each subsequent payment being due at thirty (30) day intervals thereafter. Any scheduled payments of principal made during such deficiency period shall be applied to such deficiency payments in direct order of maturity; provided that in the event of an acceleration of the maturity of the Notes pursuant to Section 10.02, such acceleration shall also accelerate the maturity of the monthly deficiency payments.

       (d) During Term Loan Period. Any prepayments made during the Term Loan Period shall be applied to reduce pro rata the remaining scheduled payments.

       (e) No Premium; Penalty. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under
Section 5.05 for prepayment of Eurodollar Loans. Any prepayment may be reborrowed during the Revolving Credit Period subject to the then effective Aggregate Commitments.

       Section 2.08  Borrowing Base.

       (a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Agent with the concurrence of the Required Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this Agreement shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the first Redetermination Date to occur after the Closing Date, unless redetermined pursuant to Section 2.08(d) or adjusted pursuant to Sections 2.08(c), 8.08(b) or 9.15, the amount of the Borrowing Base shall be $96,000,000.

       (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will propose a redetermined the Borrowing Base. Such proposal will be in accordance with the Agent's normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time, including assessing the effect of any Risk Management Agreements or fixed price sales contracts with investment grade counterparties or purchasers and assessing the amount of outstanding Debt and interest expense associated with the Subordinated Debt as well as the level of fixed charges, including
mandatory cash dividend payments on Preferred Stock.   The Agent may make
adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base by no later than the earlier of (i) 30 days following receipt by the Agent of the Engineering Reports or (ii) 10 days prior to the next Scheduled Redetermination Date, in each case assuming its receipt of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, each Lender shall have 10 days to agree or disagree with such proposal. If at the end of the 10 days, any Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If however, the Required Lenders have not approved the Agent's proposal within 10 days, the Borrowing Base shall be set at the lower of the Agent's proposal or the amount of the then current Borrowing Base; and the Borrowing Base shall remain at such level until the Agent has proposed and Required Lenders have agreed on a new Borrowing Base, which the Agent and each Lender agree to do within a reasonable period of time.

       (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory or such Property is not Mortgaged Property. Without limitation of the forgoing, if the Escrow Agreement is terminated and the Property subject thereof is not vested with the Borrower, then the Borrowing Base shall be reduced by an amount equal to the value assigned such Property in the most recently determined Borrowing Base.

       (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the 15th Business Day of each March and September, commencing September 15, 1998 (each being a "Scheduled Redetermination Date"), the amount of the Borrowing Base shall be determined in accordance with Section 2.08(b). Without limitation of the foregoing, the Majority Lenders may initiate an unscheduled redetermination of the Borrowing Base in connection with any Hi-Yield Offering and may initiate two (2) unscheduled redeterminations of the Borrowing Base during any consecutive twelve (12) month period by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur. The Borrower may also request one unscheduled redetermination during any consecutive twelve
(12) month period.

       (e) The Agent shall promptly notify in writing QSRD, the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

       Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of gross negligence, willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible (i) for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; (ii) for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; (iii) for errors in translation or errors in interpretation of technical terms; (iv) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (v) for the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or (vi) for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit or any related drafts, certificates, documents or instruments shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower (except in the case of gross negligence, willful misconduct or bad faith on the part of the Agent or any of its employees).

       Section 2.10  Obligation to Reimburse and to Prepay.

       (a) If a disbursement by the Agent is made under any Letter of Credit, and no Default under this Agreement shall have occurred and be continuing, the Borrower may elect to have the amount of such disbursement, subject to the then available Aggregate Commitment and the other terms and conditions set forth in this Agreement (including the provisions relating to minimum amounts), treated as a Base Rate Loan to the Borrower as provided in
Section 2.01(a) hereof. With respect to any disbursement under a Letter of Credit for which no election is made or permitted, or after and during the continuance of a Default, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrow-er, the amount of such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the Base Rate plus the Applicable Margin for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement and each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; provided however, the foregoing shall not constitute a waiver, release or estoppel with respect to any such claim, setoff, defense or other rights which the Borrower may have at any time against the beneficiary of such Letter of Credit or any transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; and (v) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit.

       Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except where the Borrower or any of its Subsidiaries actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct.

       (b) In the event (i) of the occurrence of any Event of Default, (ii) of the maturity of the Notes, whether by acceleration or otherwise, or (iii) any Letter of Credit remains outstanding after the Revolving Credit Termination Date, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments (together with all interest accruing thereon) shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

       (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.10.

       Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                  ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

       Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section
3.01. Commencing on the last day of the calendar month immediately following the Revolving Credit Termination Date, the aggregate principal amount of the Notes outstanding on the Revolving Credit Termination Date shall be payable in forty-eight (48) equal consecutive monthly installments sufficient to amortize the outstanding principal amount equally over the Term Loan Period with final payment of the remaining principal balance on the Notes due on the Maturity Date.

       Section 3.02  Interest.

       (a) The Borrower will pay to the Agent, for account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

       (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

       (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

       (b) Notwithstanding the foregoing, (i) during any curative period for a Borrowing Base deficiency under Section 2.07(c)(ii), the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of each Loan made by such Lender; and (ii) in all other cases, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on the unpaid principal of each Loan made by such Lender, and (to the fullest extent permitted by law) on each other amount payable by the Borrower hereunder or under any other Loan Document to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

       (c) Accrued interest on Base Rate Loans shall be payable on each Quarterly Date, commencing on June 30, 1998, and on the Maturity Date; and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period. Interest payable at the Post-Default Rate shall be payable: (i) during any curative period for a Borrowing Base deficiency under Section 2.07(c)(ii), on the same day any deficiency payments are made under Section 2.07(c)(ii); and
(ii) in all other case, from time to time on demand. Interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

       (d) Upon any change during the Revolving Credit Period in the amount of the Indebtedness (including the LC Exposure) outstanding hereunder or the Borrowing Base, the Agent shall promptly redetermine the Percentage Usage; and in the event such circumstances result in a change in the Applicable Margin or the Commitment Fee Rate, the Agent shall notify the Lenders and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

       Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes, the Letter of Credit Agreements and any other Loan Document shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 1:00 p.m. Houston time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim, but shall not constitute a waiver, release or estoppel with respect to any such defense, set-off or counterclaim. Each payment to be made to the Agent under this Agreement, any Note or any other Loan Document for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in the definition of "Interest Period", if the due date of any payment under this Agreement, any Note or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice, the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

       Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 shall be made from each Lender pro rata in accordance with its Percentage Share, each payment of commitment fee or other fees under Sec-tions 2.04(a) and (b) shall be made for account of each Lender pro rata in accordance with its Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata in accordance with its Percentage Share; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

       Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

       Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

       Section 4.05  Set-off, Sharing of Payments, Etc.

       (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, after the occurrence and during the continuation of an Event of Default, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of any Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

       (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to any Obligor under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. QSRD and the Borrower agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Obligor. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

       Section 4.06  Taxes.

       (a) Payments Free and Clear. Any and all payments by any Obligor hereunder or under any other Loan Document shall be made, in accordance with
Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If such Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent: (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

       (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

       (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS
SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR

OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

       (d)    Lender Representations.

       (i) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Loan Documents (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Agent (in consultation with the Borrower) shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Borrower or the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this
       Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

       (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

       (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

       Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to QSRD and its Subsidiaries. In addition, until the occurrence of an Event of Default, the Lenders will, upon written request of the Borrower given to the Agent, execute and deliver, at the Borrower's expense, such transfer orders and other instruments reasonably necessary to allow payment of production proceeds directly to QSRD and its Subsidiaries.

                                   ARTICLE V
                      YIELD MAINTENANCE; CAPITAL ADEQUACY

       Section 5.01  Additional Costs.

       (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 hereof), or the Commitment of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located outside of the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.04 shall be applicable).

       (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the

Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

       (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attrib-utable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this
Section 5.01(c) as promptly as practicable after it determines to request such compensation.

       (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue or participate in Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Sec-tion 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

       Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

       (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
       Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

       (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

       Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower and the Agent thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

       Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

       Section 5.05 Breakage Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

       (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

       (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
       Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Sec- tion 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

       Section 5.06  Replacement Lenders.

       (a) If any Lender has (i) notified the Borrower that it has or will incur Additional Costs or request compensation under Section 5.01, (ii) notified the Borrower that the making or maintaining of Eurodollar Loans is or will be illegal under Section 5.03, or (iii) required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than the Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

       (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses
(i) and (ii) above equal the Commitment of the Terminated Lender.

       (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

       (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (unless otherwise agreed, pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Borrower will pay the Terminated Lender the Additional Costs, compensation or Taxes accrued and owing prior to the Termination Date,
(iii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (as aforesaid), (iv) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, and (v) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the

Terminated Lender will have the rights and benefits of an assignor under
Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d).

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

              Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding is subject to: (i) the receipt by the Agent of all fees payable pursuant to Section 2.04(f) on or before the Closing Date or otherwise payable under this Agreement, (ii) the receipt by each Lender or any of its Affiliates of any structuring or other fees payable pursuant to any fee agreements between QSRD, the Borrower and/or such Lender or Affiliate, and
(iii) the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

       (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in the Loan Documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing Loan Documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

       (b) A certificate of the Secretary or an Assistant Secretary of QSRD and each Subsidiary Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in the Loan Documents, (ii) its officers (y) who are authorized to sign the Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing Loan Documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Person, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

       (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of QSRD, the Borrower and each Subsidiary Guarantor.

       (d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

       (e)    The Notes, duly completed and executed.

       (f) The Security Instruments described on Exhibit D duly completed and executed in sufficient number of counterparts for recording, if necessary.

       (g)    The following opinions:

       (i) an opinion of Haynes and Boone, L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Agent.

       (ii) an opinion of local counsel in each of the following jurisdictions: Louisiana, Oklahoma, Mississippi, Kansas and Wyoming, in each case in form and substance satisfactory to the Agent.

       (h) A certificate of insurance coverage of QSRD evidencing that QSRD and its Subsidiaries are carrying insurance in accordance with Section 7.19 hereof.

       (i) The Agent and the Lenders shall be reasonably satisfied with the status of title and the environmental condition of the Properties of the Borrower and the Subsidiary Guarantors being acquired pursuant to the Purchase and Sale Agreement.

       (j) Multiple originals of the Security Instruments and accompanying financing statements covering the Mortgaged Property for filing and recordation in the appropriate offices to establish and perfect the Liens created thereby; and the Agent shall be reasonably satisfied that, upon such filing and recordation, the Security Instruments create valid and perfected, first priority Liens on not less than 95% of each of proved producing and the total proved SEC Value of the Oil and Gas Properties included in the Initial Reserve Report.

       (k) The Agent shall have been furnished with appropriate UCC search certificates reflecting no prior Liens except those contemplated by Section 9.02.

       (l)    The Initial Reserve Reports.

       (m) All holders of the ECT Subordinated Debt shall have executed and delivered to the Agent a consent, (i) which consents to the increase in the amount of Indebtedness contemplated hereby over the Prior Credit Agreement,
(ii) which agrees to subordinate the Liens securing the ECT Subordinated Debt to the Liens securing the full amount of the Indebtedness contemplated hereby,
(iii) which consents to the full amount of the Bridge Loans, and (iv) which addresses such other issues as the Agent may reasonably request.

       (n) A certificate of a Responsible Officer certifying and representing (i) that the Borrower is consummating the Acquisition and that all conditions precedent to the closing of the transactions contemplated thereby have been either satisfied or waived as of the Closing Date, and (ii) that attached thereto are true and complete copies of all material documentation relating to the Acquisition, including the Purchase and Sale Agreement, the Preliminary Closing Statement referred to in Section 2.3(c) thereof and notices of title defect; and the Agent shall be reasonably satisfied with the form and substance of such documents.

       (o) A certificate of a Responsible Officer certifying and representing that QSRD and the Borrower has executed and delivered the Bridge Loan Documents and that all conditions precedent to the closing of the transactions contemplated thereby have been either satisfied or waived as of the Closing Date.

       (p) A proposal outlining the proposed capitalization of QSRD prior, and after giving effect, to the currently contemplated Hi-Yield Offering and Equity Offering, and such proposed capital structure shall be reasonably satisfactory to the Agent.

       (q) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

       Section 6.02 Initial and Subsequent Loans. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (a) no Default shall have occurred and be continuing;
(b) no Material Adverse Effect shall have occurred; and (c) the representations and warranties made by QSRD and its Subsidiaries in Article VII and in the Loan Documents shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing or issuance, renewal, extension or reissuance, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

       Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

       (a) At least three (3) Business Days prior to the date of the issuance, renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

       (b)    Each of the Letters of Credit shall (i) be issued by the Agent,
(ii) contain such terms and provisions as are reasonably required by the Agent,
(iii) be for the account of the Borrower and (iv) expire not later than the earlier of one (1) year from the date of the issuance or renewal thereof or the Revolving Credit Termination Date.

       (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

       QSRD and the Borrower represent and warrant to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02, except that the representations contained in Section 7.02 shall be deemed to be made with respect to the most recent financial statements delivered to the Agent pursuant to Section 8.01):

       Section 7.01  Corporate Existence.  Each of QSRD, the Borrower and its
Subsidiaries: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

       Section 7.02  Financial Condition.

       (a) The audited consolidated balance sheet of QSRD and its Consolidated Subsidiaries, as at June 30, 1997 and the related consolidated statement of operations, stockholders' equity and cash flow of QSRD and its Consolidated Subsidiaries, for the fiscal year ended on said date, with the audit report thereon of Ernst & Young L.L.P. heretofore furnished to each of the Lenders, and the unaudited consolidated balance sheet of QSRD and its Consolidated Subsidiaries as at December 31, 1997 and their related consolidated statements of operations, stockholders' equity and cash flow of QSRD and its Consolidated Subsidiaries for the 6-month period ended on such date heretofore furnished to the Lenders are complete and correct in all material respects and fairly present the consolidated financial condition of QSRD and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the 6-month period ending on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).

       (b) Neither QSRD nor any of its Subsidiaries has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02 which could reasonably be expected to have a Material Adverse Effect. Since June 30, 1997, there has been no change or event having a Material Adverse Effect. Since June 30, 1997, neither the business nor the Properties of QSRD or any of its Subsidiaries have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

       Section 7.03  Litigation.  Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of QSRD and the Borrower threatened against or affecting QSRD or any of its Subsidiaries which involves the possibility of any judgment or liability against QSRD or any of its Subsidiaries not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

       Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date or which if not obtained would have a Material Adverse Effect under, the respective charter or by-laws of QSRD or any of its Subsidiaries, including the Borrower, or any material Governmental Requirement, agreement or instrument to which QSRD or any of its Subsidiaries, including the Borrower, is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of QSRD or any of its Subsidiaries, including the Borrower, pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

       Section 7.05 Authority. QSRD and each of its Subsidiaries, including the Borrower, have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by QSRD and each of its Subsidiaries, including the Borrower, of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each such Person, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.

       Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by QSRD or any of its Subsidiaries, including the Borrower, of the Loan Documents or for the validity or enforce-ability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

       Section 7.07 Use of Loans. The proceeds of the Loans shall be used for refinancing certain existing Debt, general working capital purposes, including the Acquisition, and the further acquisition and development of Oil and Gas Properties and the making of intercompany loans, investments and dividends to the extent permitted by this Agreement. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or Letter of Credit hereunder will be used to buy or carry any margin stock.

       Section 7.08  ERISA.

       (a) QSRD and its ERISA Affiliates have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

       (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

       (c) To the best knowledge of QSRD, no act, omission or transaction has occurred which could result in imposition on QSRD or any of its ERISA Affiliates (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

       (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by QSRD or any of its ERISA Affiliates has been or is expected by QSRD to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

       (e) Full payment when due has been made of all amounts which QSRD and/or its ERISA Affiliates is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

       (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of QSRD's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

       (g) None of QSRD or its ERISA Affiliates sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by QSRD or any of its ERISA Affiliates in its sole discretion at any time without any material liability.

       (h) None of QSRD or its ERISA Affiliates sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

       (i) None of QSRD or its ERISA Affiliates is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

       Section 7.09 Taxes. Each of QSRD and its Subsidiaries, including the Borrower, has filed all required United States Federal income tax returns that are currently due and, to the best of QSRD's knowledge, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by QSRD or any of its Subsidiaries, including the Borrower, except for those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of QSRD and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of QSRD, adequate. No tax Lien has been filed and, to the knowledge of QSRD, no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

       Section 7.10  Titles, etc.

       (a) Except as set out in Schedule 7.10, each of QSRD and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, QSRD and its Subsidiaries, as applicable, owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate such Person to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

       (b) All material leases and agreements necessary for the conduct of the business of QSRD and its Subsidiaries are valid and subsisting and are in full force and effect. There exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases which would affect in any material respect the conduct of the business of QSRD and its Subsidiaries taken as a whole or which would have a Material Adverse Effect.

       (c) The rights, properties and other assets presently owned, leased or licensed by QSRD and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets reasonably necessary to permit QSRD and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

       (d) All of the assets and Properties of QSRD and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

       Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by QSRD or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact known to QSRD which has a Material Adverse Effect or in the future is reasonably likely to have (so far as QSRD can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of QSRD or any of its Subsidiaries prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

       Section 7.12 Investment Company Act. Neither QSRD nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       Section 7.13 Public Utility Holding Company Act. QSRD and its Subsidiaries are not subject to regulation, or are exempt from regulation, as a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 7.14  Subsidiaries and Partnerships.  Except as set forth on
Schedule 7.14, QSRD has no Subsidiaries and has no interest in any partnerships; and the Borrower has no Subsidiaries and has no interest in any partnerships. Schedule 7.14 sets forth the principal place of business of each such Subsidiary and the ownership interest of QSRD and the Borrower in such Subsidiary.

       Section 7.15 Location of Business and Offices. Each of QSRD and the Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

       Section 7.16 Defaults. Neither QSRD nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement to which any such Person is a party or by which any such Person is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

       Section 7.17  Environmental Matters.  Except (i) as provided in Schedule
7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

       (a) Neither any Property of QSRD or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

       (b) Without limitation of clause (a) above, no Property of QSRD or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of QSRD, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or (to the knowledge of QSRD) threatened action, suit, investigation, inquiry or proceed-ing by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

       (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of QSRD and each of its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and QSRD and each of its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

       (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of QSRD or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of QSRD, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or (to the knowledge of QSRD) threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

       (e) QSRD has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of QSRD or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

       (f) To the extent applicable, all Property of QSRD and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and QSRD does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

       (g) Neither QSRD nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

       Section 7.18 Compliance with the Law. Neither QSRD nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).

       Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by QSRD and each of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for substantial compliance with all requirements of law and of all agreements to which QSRD or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business for the assets and operations of QSRD and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agree-ment. Schedule 7.19 identifies all material risks, if any, which QSRD and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither QSRD nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

       Section 7.20 Risk Management Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of QSRD and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

       Section 7.21 Restriction on Liens. Except as set forth on Schedule 7.21, neither QSRD nor any of its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any agreement or arrangement or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties; provided that such restrictions do not impair the ability of QSRD or any of its Subsidiaries (other than Non-Recourse Subsidiaries) to grant Liens to the Agent and the Lenders.

       Section 7.22 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.22 or on the most recent certificate delivered pursuant to
Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to QSRD and its Subsidiaries' Oil and Gas Properties which would require such Person to either make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the then current monthly production of gas from the Oil and Gas Properties of QSRD and its Subsidiaries in the aggregate.

       Section 7.23  Material Agreements.

       (a) Set forth on Schedule 7.23 hereto is a complete and correct list of all Material Agreements in effect or to be in effect as of the Closing Date (other than Risk Management Agreements) providing for, evidencing, securing or otherwise relating to any Debt of QSRD or any of its Subsidiaries, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.23 hereto is a complete and correct list of all material agreements and other instruments of QSRD and its Subsid-iaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of QSRD and its Subsidiaries during QSRD's current fiscal year.

       (b) QSRD has delivered to the Agent true and complete copies of each of the agreements evidencing the Subordinated Debt and each Material Agreement, as each may have been amended. QSRD has heretofore delivered to the Agent a complete and correct copy of the Purchase and Sale Agreement and all other relevant documents for the Acquisition, including any modifications or supple-ments thereto, as in effect on the Closing Date. The Borrower is not, and to the best of the Borrower's knowledge, no other party to the Purchase and Sale Agreement is, in material default of the terms thereof and such agreement is in full force and effect. The representations and warranties of the Borrower contained therein are true and correct in all material respects. The Borrower has delivered to the Agent a copy of each notice of title defect referred to in
Section 3.3 of the Purchase and Sale Agreement, with a description of what action it proposes to take with respect thereto, if any.

       Section 7.24 Solvency. QSRD and its Consolidated Subsidiaries, taken as a whole, (i) are not insolvent as of the date hereof and will not be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents, (ii) are not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property or assets remaining with QSRD and its Consolidated Subsidiaries constitutes unreasonably small capital, and (iii) do not intend to incur, or believe any of them will incur, debts that will be beyond their ability to pay as such debts mature.

                                  ARTICLE VIII
                             AFFIRMATIVE COVENANTS

       QSRD and the Borrower covenant and agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and any Obligor under any Loan Document:

       Section 8.01 Financial Statements. QSRD shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

       (a) As soon as available and in any event within 120 days after the end of each fiscal year of QSRD, the audited consolidated statements of operations, stockholders' equity, changes in financial position and cash flow of QSRD and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of QSRD and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related audit report of independent public accountants of recognized national standing acceptable to the Agent which audit report shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of QSRD and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such audit report shall be consistent with the standard audit report format promulgated by the relevant regulatory authorities governing such reports and shall not contain a "going concern" or like qualification or exception.

       (b) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of QSRD, consolidated statements of operations, stockholders' equity, changes in financial position and cash flow of QSRD and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of QSRD and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

       (c) Promptly after QSRD or the Borrower knows that any Default or Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action QSRD or the Borrower proposes to take with respect thereto.

       (d) Promptly upon receipt thereof, a copy of each other material report or letter submitted to QSRD by its independent accountants in connection with any annual, interim or special audit made by them of the books of QSRD and its Consolidated Subsidiaries and a copy of any response by QSRD or its Board of Directors to such letter or report.

       (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by QSRD to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by QSRD with or received by QSRD in connection therewith from any securities exchange or the SEC.

       (f) From time to time such other information regarding the business, affairs or financial condition of QSRD or any of its Subsidiaries, including the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), as any Lender or the Agent may reasonably request.

       (g) As soon as available and in any event within ten (10) Business Days after each Quarterly Date, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such Quarterly Date, a summary of its hedging positions under all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of QSRD and each of its Subsidiaries, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any new credit support agreements relating thereto.

       (h) Within two (2) Business Days following receipt by QSRD or the Borrower, a copy of the notice from JEDI of its intent to sell, or otherwise dispose of, to any Person its interests in the Series A Preferred Stock of QSRD if such sale or disposition reduces the aggregate remaining shares of such class of Preferred Stock owned by JEDI or its Affiliates below 75% of the total shares of such class of Preferred Stock owned by JEDI as of the Closing Date.

       (i) Within forty-five (45) days following the end of each calendar month, a summary of the operating and financial results of QSRD and its Subsidiaries (other than Non-Recourse Subsidiaries) for such preceding calendar month, together with management's discussion and analysis of such results, all of which shall be in form and substance reasonably satisfactory to the Agent.

       (j) Promptly after QSRD knows that any "mandatory redemption event" in respect of any class of Preferred Stock has occurred, a notice thereof, describing the same in reasonable detail and the action QSRD proposes to take with respect thereto; and if any mandatory redemption notices are given or received in respect of any class of Preferred Stock, a copy thereof.

       (k) If the event described in Section 2.5(a)(ii) of the Subordinated Revolving Credit Loan Agreement described in clause (i) of the definition of ECT Subordinated Debt shall occur, the Borrower shall promptly give the Agent written notice thereof.

       (l) Within five (5) Business Days following its receipt, any material notices or other material communications either delivered or received pursuant to the Purchase and Sale Agreement, including, without limitation, the Final Closing Statement referred to in Section 2.5 thereof.

       (m) With the delivery of the June 30th Reserve Report, the Borrower shall also provide projections and budgets of QSRD and its Subsidiaries for the forthcoming fiscal year, which shall include, on a monthly basis for the forthcoming fiscal year, an operating and capital budget, income and cash flow statements and balance sheets, in each case together with the analysis and discussion of management of such projections, all certified by a Responsible Officer of the Borrower as being prepared based on the assumptions and assessments believed by the Borrower to be reasonable and appropriate both as of the date of such projections and as of the date of submission thereof to the Agent.

       QSRD and the Borrower will furnish to the Agent, at the time QSRD furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether QSRD and the Borrower are in compliance with Sections 9.12, 9.13 and
9.14 as of the end of the respective fiscal quarter or fiscal year.

       Section 8.02 Litigation. QSRD shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting QSRD or any of its Subsidiaries, including the Borrower, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. QSRD will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of QSRD or any of its Subsidiaries if the value of the claim, judgment, Lien or other encumbrance affecting such Property shall exceed $250,000.

       Section 8.03  Maintenance, Etc.

       (a) The Borrower and QSRD shall, and QSRD shall cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises (except for mergers or dissolutions upon transfer of all or substantially all assets permitted pursuant to Section 9.08); keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities in accordance with GAAP; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

       (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, QSRD will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from its insurer(s) in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

       (c) The Borrower and QSRD shall, and shall cause each of its Subsidiaries to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

       (d) The Borrower and QSRD shall, and shall cause each of its Subsidiaries to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower and QSRD, shall and QSRD shall cause each of its Subsidiaries to, promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each of its Subsidiaries to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower and QSRD shall, and QSRD shall, cause each of its Subsidiaries to, operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

       (e) In the event that all or any portion of any Oil and Gas Property owned by QSRD and its Subsidiaries is comprised of interests in the Hydrocarbon Property which are not working interests or which are operated by a Person or Persons other than QSRD or one of its Subsidiaries, then, with respect to such interests and Properties, QSRD shall, and shall cause such Subsidiary to, use reasonable efforts consistent with usual and customary industry practice to obtain compliance with the foregoing covenants contained in this Section 8.03 by the working interest owners or the operator or operators of such interests or Properties.

       Section 8.04  Environmental Matters.

       (a) QSRD will, and will cause each of its Subsidiaries to, establish and implement such procedures as may be reasonably necessary, consistent with its ownership interests, to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of such Persons and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws,
(iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

       (b) QSRD will promptly notify the Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which QSRD has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

       (c) QSRD will, and will cause each of its Subsidiaries to, provide environmental audits and tests in accordance with American Society of Testing and Mechanics standards as reasonably requested by the Agent and the Lenders or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

       Section 8.05 Further Assurances. QSRD and the Borrower will and will cause each of its respective Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents and this Agreement. QSRD at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of QSRD or any of its Subsidiaries, as the case may be, in the Loan Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

       Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and QSRD will and will cause each of its Subsidiaries, including the Borrower, to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, at the time or times and in the manner specified.

       Section 8.07  Engineering Reports.

       (a) No later than 30 days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on September 15, 1998, the Borrower shall furnish to the Agent and the Lenders a Reserve Report. The June 30 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the December 31 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding June 30 Reserve Report.

       (b) In the event of an unscheduled redetermination, the Borrower shall, at the Agent's request, furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Agent (or as requested by the Lenders pursuant to Section 2.08(d)), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 45 days following the receipt of the request by the Agent.

       (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or a Subsidiary Guarantor, as applicable, owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or a Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,
(iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower or a Subsidiary Guarantor, as applicable, from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

       (d) As soon as available and in any event within 45 days after the end of fiscal quarter, the Borrower shall provide (i) a production report, in the form currently prepared internally by the Borrower and which has been approved by the Agent, and (ii) a summary of all general and administrative costs of QSRD and its Consolidated Subsidiaries for such quarter which are not reflected in the Consolidated Net Income for such quarter for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the account of QSRD, the Borrower or any Subsidiary (other than Non-Recourse Subsidiaries) in such period, and such other information with respect thereto as the Agent or any Lender may reasonably require.

       Section 8.08  Title Information.

       (a) On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance reasonably satisfactory to the Agent covering the Oil and Gas Properties evaluated by such Reserve Report and included in the Borrowing Base that were not included in the immediately preceding Borrowing Base evaluation, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on at least 85% of the SEC Value of the Oil and Gas Properties evaluated by such Reserve Report and included in the Borrowing Base. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by the title information within 60 days after a request by the Agent or the Lenders to cure such defects or exceptions.

       (b) If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Oil and Gas Property after the time period in Section 8.08(a) has elapsed, such unacceptable Oil and Gas Property shall not count towards the 85% requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the SEC Value of the Oil and Gas Properties included in the Borrowing Base. This new Borrowing Base shall become effective immediately after receipt of such notice.

       Section 8.09  Additional Collateral.

       (a) QSRD and the Borrower will, and will cause each Subsidiary Guarantor to, grant to the Agent as security for the Indebtedness a first-priority Lien (subject only to Excepted Liens and to the extent applicable, Liens permitted by Section 9.02) on such Person's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments such that the Mortgaged Property shall include at least 85% (and will use reasonable efforts to maintain 95%) of its and such Subsidiaries' SEC Value of each of proved producing and the total Proved Reserves at all times, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. If the Agent so requests in writing, QSRD and the Borrower will, and will cause each Subsidiary Guarantor to, within 25 days following such request (and in any event prior to the granting of any Liens in favor of the holder(s) of the ECT Subordinated
Debt), grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens and to the extent applicable, Liens permitted by Section 9.02) on such Person's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments such that the Mortgaged Property shall include a percentage requested by the Agent (not to exceed 95%) of its and such Subsidiaries' SEC Value of each of proved producing and the total Proved Reserves at all times.

       (b) Concurrently with the granting of the Lien or other action referred to in Section 8.09(a) above, the Borrower will (i) provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the relevant Obligor's interests in such Oil and Gas Properties; and (ii) promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

       Section 8.10 ERISA Information and Compliance. QSRD will promptly furnish and will cause its ERISA Affiliates to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action QSRD or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), QSRD will, and will cause each of its ERISA Affiliates to,
(i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

       Section 8.11 Hedging Program. On or before the expiration of the Risk Management Agreements contained in part II of Schedule 7.20, the Borrower shall enter into one or more Risk Management Agreements with one or more Lenders or Affiliates of Lenders (or with any other investment grade counterparties, rated BBB+ or better or the equivalent) the effective term of such Risk Management Agreements expire no earlier than December 31, 2002, and the aggregate notional volumes of Hydrocarbons subject of such Risk Management Agreements constitute, at all times during the term thereof not less than eighty percent (80%) of the Obligors' forecasted production for such period from Oil and Gas Properties classified as proved, developed, producing as of the date the Acquisition is consummated.

       Section 8.12 Offering. QSRD will use commercially reasonable efforts to consummate a Hi-Yield Offering and/or an Equity Offering in an aggregate combined principal amount of not less than $150,000,000 on or before September 30, 1998.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

       QSRD and the Borrower covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder or any Obligor under any Loan Document, without the prior written consent of the Majority Lenders:

       Section 9.01 Debt. Neither QSRD nor any of its Subsidiaries, including the Borrower, will incur, create, assume or suffer to exist any Debt, except:

       (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

       (b) the Debt of any Obligor existing on and not repaid on the Closing Date which is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

       (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

       (d) Debt under capital leases (as required to be reported on the financial statements of QSRD pursuant to GAAP) and other Debt of QSRD and the Borrower not otherwise permitted under this Section 9.01 in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

       (e) Debt of the Borrower under Risk Management Agreements with either any Lender, investment grade counterparties or as disclosed in Section 7.20;

       (f) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

       (g) the Subordinated Debt; provided, without the prior written consent of the Agent, no such Debt (other than the DEM Subordinated Debt) shall be denominated in any currency other than U.S. Dollars;

       (h)    intercompany Debt to the extent permitted by Section 9.03;

       (i) Debt arising from or related to any of the Liens described in clauses (iii) to (v) of the definition of "Excepted Liens";

       (j)    Non-Recourse Debt of any Non-Recourse Subsidiary; and

       (k) Debt of QSRD and its Subsidiaries, including the Borrower, incurred pursuant to any Hi-Yield Offering; provided that (i) such Debt that is issued on terms reasonably satisfactory to the Majority Lenders with respect to principal amount, maturity, interest rate, covenants and, if





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
applicable, subordination language, and (ii) in connection with the issuance of any such Debt under this Section 9.01(k), the Lenders may cause the Borrowing Base to be redetermined.

       Section 9.02 Liens. Neither QSRD nor any of its Subsidiaries, including the Borrower, will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

       (a)    Liens securing the payment of any Indebtedness;

       (b)    Excepted Liens;

       (c)    Liens securing capital leases (but not other Debt) allowed under
Section 9.01(d) but only on the Property under lease;

       (d)    Liens disclosed on Schedule 9.02;

       (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(f);

       (f) Liens on Property of a Non-Recourse Subsidiary to secure Debt permitted by Section 9.01(j) and Liens on stock or other equity interests of any Non-Recourse Subsidiary; and

       (g) Liens to secure the ECT Subordinated Debt and the Bridge Loans; provided that such Liens are subordinated to the Liens in favor of the Agent and the Lenders on terms reasonably satisfactory to the Majority Lenders.

       Section 9.03 Investments, Loans and Advances. Neither QSRD nor any of its Subsidiaries, including the Borrower, will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

       (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

       (b)    accounts receivable arising in the ordinary course of business;

       (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

       (d) commercial paper maturing within 180 days from the date of creation thereof rated in the highest grade by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.;

       (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Rating Service or Moody's Investors Service, Inc., respectively;

       (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

       (g) investments, loans or advances made by (i) QSRD in or to the Borrower or any Subsidiary Guarantor, (ii) the Borrower in or to QSRD or any Subsidiary Guarantor, and (iii) any Subsidiary of QSRD in or to any Subsidiary Guarantor, QSRD or the Borrower;

       (h) investments by the Borrower or any Subsidiary Guarantor related to its direct ownership interests in additional Oil and Gas Properties in an amount not to exceed 10% of the amount of the Borrowing Base at the time of such investment;

       (i) advances to operators under operating agreements entered into by QSRD or any of its Subsidiaries in the ordinary course of business;

       (j) investments, loans or advances made by (i) the Borrower or any Subsidiary Guarantor to any Non-Recourse Subsidiary not to exceed at any one time outstanding $100,000 in the aggregate, or (ii) a Non-Recourse Subsidiary to any other Non-Recourse Subsidiary; provided that QSRD may make loans, advances or investments to Queen Sand Resources (Canada), Inc. to satisfy its obligations under any employment agreements to which it is a party and for (A) fixtures, furniture and equipment, provided that the aggregate amount spent under this clause (A) shall not exceed $150,000 in the aggregate during any twelve-month period and (B) normal general and administrative expenses incurred in the ordinary course of its business and for which Queen Sand Resources (Canada), Inc. is ultimately entitled to reimbursement from QSRD and/or its Subsidiaries; and

       (k) loans or advances to officers and employees of QSRD or any Subsidiary in the ordinary course of business not to exceed (i) while the Bridge Loans are outstanding (and whether or not all or any of the Bridge Loans have been extended to be long-term obligations) $100,000 in the aggregate outstanding at any time, and (ii) after repayment in full of the Bridge Loans, $250,000 in the aggregate outstanding at any time.

       Section 9.04 Dividends, Distributions and Redemptions. QSRD shall not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except for (i) dividends or distributions payable solely in capital stock of QSRD; and (ii) the repurchase or redemption of any shares of the Series C Preferred Stock with the aggregate net cash proceeds in excess of $50,000,000 of any Equity Offering(s) occurring after the Closing Date, provided that (A) no Default or Event of Default has occurred at the time such shares are repur-chased or redeemed or would result from such repurchase or redemption and (B) the Percentage Usage is less than eighty percent (80%) prior and after giving effect to such repurchase or redemption.

       Section 9.05 Sales and Leasebacks. Neither QSRD nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby QSRD or any of its Subsidiaries shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby QSRD or any of its Subsidiaries shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which QSRD or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the Property sold or transferred.

       Section 9.06 Nature of Business. Neither QSRD, nor any of its Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

       Section 9.07 Limitation on Leases. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months in the aggregate. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding royalty payments under leases of Hydrocarbon Interests), for oil and gas field operations under leases or lease agreements (other than leases for any drilling, workover or other rig related activities) which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $8,000,000 in any period of twelve consecutive calendar months.

       Section 9.08 Mergers, Etc. Neither QSRD nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that (i) any Subsidiary Guarantor may merge with any other Subsidiary Guarantor or may merge with the Borrower so long as the Borrower is the surviving entity, (ii) the Borrower or any Subsidiary Guarantor may merge with QSRD so long as QSRD is the surviving entity, and (iii) any Non-Recourse Subsidiary may merge with any Person; provided that if such Non-Recourse Subsidiary merges with QSRD, the Borrower or any Subsidiary Guarantor, no Default or Event of Default would occur or be continuing after giving effect to such merger and QSRD, the Borrower or such Subsidiary Guarantor, as the case may be, shall be the surviving entity.

       Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes or the Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

       Section 9.10  ERISA Compliance.  QSRD will not at any time:

       (a) Engage in, or permit any of its ERISA Affiliates to engage in, any transaction in connection with which QSRD or any of its ERISA Affiliates could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

       (b) Terminate, or permit any of its ERISA Affiliates to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected result in any liability to QSRD or any of its ERISA Affiliates to the PBGC in excess of $100,000;

       (c) Fail to make, or permit any of its ERISA Affiliates to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, QSRD or any of its ERISA Affiliates is required to pay as contributions thereto;

       (d) Permit to exist, or allow any of its ERISA Affiliates to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code in excess of $100,000, whether or not waived, with respect to any Plan;

       (e) Permit, or allow any of its ERISA Affiliates to permit, the actuarial present value of the benefit liabilities under any Plan maintained by QSRD of its ERISA Affiliates which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000; and for purposes of this Agreement, the term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

       (f) Contribute to or assume an obligation to contribute to, or permit any of its ERISA Affiliates to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

       (g) Acquire, or permit any of its ERISA Affiliates to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to QSRD or any of its ERISA Affiliates if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000;

       (h) Incur, or permit any of its ERISA Affiliates to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA in an amount which exceeds $100,000;

       (i) Contribute to or assume an obligation to contribute to, or permit any of its ERISA Affiliates to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

       (j) Amend or permit any of its ERISA Affiliates to amend, a Plan resulting in an increase in current liability such that QSRD or any of its ERISA Affiliates is required to provide security to such Plan under section 401(a)(29) of the Code.

       Section 9.11 Sale or Discount of Receivables. Neither QSRD nor any of its Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

       Section 9.12  Current Ratio and Net Worth.

       (a) Consolidated Current Ratio. QSRD's ratio of (i) consolidated current assets plus unused availability under the Aggregate Commitments to (ii) consolidated current liabilities (excluding (A) current maturities of the Notes, (B) the Bridge Loans unless the Bridge Loans have been extended to be a long-term obligation as contemplated by the terms of the Bridge Loan Documents and (C) the ECT Subordinated Debt so long as the ECT Subordinated Debt does not mature within one (1) year of the date of determination) shall not be less than 1.0 to 1.0 at any time.

       (b) Consolidated Tangible Net Worth. On and after the Closing Date and after giving effect to the transactions contemplated herein, QSRD will not permit its Consolidated Tangible Net Worth to be less than $18,500,000 plus the amount equal to seventy-five percent (75%) of the net proceeds of any Equity Offering by QSRD at any time after the Closing Date.

       Section 9.13 Accounts Payable. QSRD will, and will cause its Subsidiaries to, pay their respective trade account payables when due in accordance with their terms and usual and customary industry practices (which shall not, in any event exceed 90 days from the date of invoice), except for such payable which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves under GAAP are being maintained. QSRD and its Subsidiaries will not permit the weighted average maturity of their trade accounts payables (excluding payables being contested pursuant to the foregoing sentence) to exceed 75 days (measured quarterly as of the last day of each fiscal quarter).

       Section 9.14  Fixed Charge Coverage Ratio.

       (a) QSRD's Fixed Charge Coverage Ratio shall be at not less than 1.5 to 1.0 for the three-month period ending June 30, 1998.

       (b) If the aggregate net cash proceeds to QSRD from Hi-Yield Offerings are greater than $75,000,000, QSRD's Fixed Charge Coverage Ratio as of the end of any full fiscal quarter occurring after the completion of the first such Hi-Yield Offering shall not be less than the following for the period then applicable:

       (i)    for the six month period ending on September 30, 1998, 1.5 to 1.0;

       (ii)   for the nine month period ending on December 31, 1998, 1.5 to 1.0;

       (iii) for each rolling period on of four fiscal quarters thereafter, 1.5 to 1.0.

       (c) If no Hi-Yield Offering has been completed or the aggregate net cash proceeds to QSRD from Hi-Yield Offerings are less than or equal to $75,000,000, QSRD's Fixed Charge Coverage Ratio as of the end of any fiscal quarter shall not be less than the following for the period then applicable:

       (i) for the six month period ending on September 30, 1998, 1.75 to 1.0;

       (ii)   for the nine month period ending on December 31, 1998, 2.0 to 1.0;

       (iii) for each rolling period on of four fiscal quarters thereafter, 2.2 to 1.0.

       Section 9.15 Sale of Oil and Gas Properties. QSRD and the Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) sales of Hydrocarbons in the ordinary course of business, (ii) sales of assets which are worn-out or obsolete and are not material to the continuation of its business, (iii) intercompany sales or other dispositions by any Obligor to the Borrower or by any Subsidiary Guarantor to another Subsidiary Guarantor, provided the foregoing shall not permit dispositions to Non-Recourse Subsidiaries, except to the extent permitted by
Section 9.03(j), (iv) dispositions of equipment when substantially similar equipment has been or will be acquired, and (v) sales or other dispositions of Oil and Gas Properties or other assets which shall not exceed $2,500,000 in the aggregate in any fiscal year; provided that, while the Bridge Loans are outstanding, the Borrowing Base shall be adjusted by an amount equal to the value, if any, assigned such Property or asset in the most recently determined Borrowing Base.

       Section 9.16 Environmental Matters. Neither QSRD nor any of its Subsidiaries will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

       Section 9.17 Transactions with Affiliates. Neither QSRD nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than QSRD, the Borrower or any Subsidiary Guarantor) unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

       Section 9.18 Subsidiaries and Partnerships. Without the prior written consent of the Agent, QSRD and the Borrower shall not, and shall not permit any of its respective Subsidiaries to, create any additional Subsidiaries or partnerships, unless such Subsidiary or partnership becomes a Subsidiary Guarantor hereunder or is designated by QSRD to be Non-Recourse Subsidiary. QSRD shall not and shall not permit any of its Subsidiaries to sell or issue any shares of stock of any class of one of its Subsidiaries or any interest in a partnership except to QSRD or any of its Subsidiaries (other than Non-Recourse Subsidiaries).

       Section 9.19 Negative Pledge Agreements. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments and the documents and agreements listed on Scheduled 7.23) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any of its Subsidiaries from paying dividends to QSRD or the Borrower, or which requires the consent of other Persons in connection therewith.

       Section 9.20 Gas Imbalances, Take-or-Pay or Other Prepayments. QSRD and the Borrower will not, and will not permit any Subsidiary Guarantor to, enter into any contracts or agreements which warrant production of Hydrocarbons (other than Risk Management Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayments





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with respect to their Oil and Gas Properties which would require such Person to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Mortgaged Properties.

       Section 9.21 Material Agreements. QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend or modify in any material respect or terminate any of the Material Agreements. Without limitation of the generality of the foregoing, the Borrower will not amend, modify or supplement in any material respect the Purchase and Sale Agreement or the Escrow Agreement referred to therein; and neither QSRD nor the Borrower will waive any condition precedent or requirement associated with the release of funds held in escrow pursuant to the terms of the Escrow Agreement. QSRD and the Borrower will, and will cause each of their Subsidiaries to, perform and comply in all material respects with all of their obligations under each Material Agreement in such a manner as to at all times not be in default of any material provisions thereunder.

       Section 9.22  Repayment of Other Debt.

       (a) QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or modify any Bridge Loan Document or repay the principal of, or make any other payment in relation to, either Bridge Loan, except as contemplated by Sections 9.22(b) and (c); provided, so long as no Default or Event of Default has occurred and is continuing, the foregoing shall not prohibit the payment of interest on the Bridge Loans before and after extension of all or any portion of the Bridge Loans, the payment of the extension fees required under the Bridge Loan Documents or the repayment of the Bridge Loans with the proceeds of any refinancing thereof (provided that such refinancing Debt is subordinated on terms substantially similar to the Bridge Loans and the Agent has approved in writing the terms thereof).

       (b) QSRD and the Borrower agree to use the net cash proceeds of any Hi-Yield Offering to (i) eliminate a Borrowing Base deficiency which then exists under Section 2.07(c), if any, (ii) thereafter to repay in cash the Debt Bridge Loan to the extent of such net cash proceeds, and (iii) thereafter use any excess remaining to repay in cash the Equity Bridge Loans to the extent of such excess proceeds.

       (c) QSRD and the Borrower agree to use the net cash proceeds of any Equity Offering to (i) eliminate a Borrowing Base deficiency which then exists under Section 2.07(c), if any, (ii) thereafter to repay in cash the Equity Bridge Loan to the extent of such net cash proceeds, and (iii) thereafter use any excess remaining to repay in cash the Debt Bridge Loans to the extent of such excess proceeds.

       (d) QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend, supplement, modify or prepay the DEM Subordinated Debt in any material respect, except that all or any part of the DEM Subordinated Debt may be prepaid with any excess proceeds from any Hi-Yield Offering or Equity Offering so long as (i) the Percentage Usage is less than eighty (80%) prior and after giving effect to such payment and (ii) the Bridge Loans have been paid in full.

       (e) QSRD and the Borrower shall not, and shall not permit any Subsidiary to: (i) amend, supplement, modify, repay or prepay the ECT Subordinated Debt without the prior written consent





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of the Majority Lenders, except for amendments or modifications to and payments of the ECT Subordinated Debt outstanding on the Closing Date and other amendments or modifications to and payments of the ECT Subordinated Debt as permitted by that certain Subordination Agreement (herein so called) dated as of December 29, 1997 by the holder(s) of the ECT Subordinated Debt in favor of the Agent and the Lenders; (ii) borrow or permit to be outstanding any ECT Subordinated Debt until such time as the Bridge Loans and any extensions thereof have been repaid in full; or (iii) make any payment or repayment of interest, principal or fees on the ECT Subordinated Debt if a Default or Event of Default pursuant to Section 10.01(a) has occurred and is continuing or if a Borrowing Base deficiency then exists under Section 2.07(c) except as otherwise may be expressly permitted in the Subordination Agreement.

       (f) If the amounts deposited in the Escrow Agreement under the Purchase Agreement are to be returned to the Borrower as contemplated in
Section 2.02(g) of the Purchase and Sale Agreement, then, to the extent that any such amounts have not been applied to repay the Indebtedness after giving effect to Section 2.08(c) and Section 2.07(c), the Borrower shall immediately prepay the Debt Bridge Loan in an amount equal to such excess.

       Section 9.23 Limitations on Capital Expenditures. While the Bridge Loans are outstanding or have been extended as permitted by the Bridge Loan Documents, QSRD and the Borrower shall not, and shall not permit any Subsidiaries to, make or pay any capital expenditures (other than maintenance capital expenditures and emergency capital expenditures) if, after giving effect thereto, the aggregate of all such expenditures would exceed (i) $10,000,000 during the period from the Closing Date until the following clause
(ii) is applicable, and (ii) during any fiscal year for which a budget has been supplied under Section 8.07, a level approved in writing by the Majority Lenders based on QSRD's budget provided to the Lenders in connection with the Reserve Reports supplied under Section 8.07.

                                   ARTICLE X
                          EVENTS OF DEFAULT; REMEDIES

       Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

       (a) the Borrower or any Obligor shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit; or the Borrower or any Obligor shall default in the payment of any fees or other amount payable by it hereunder or under any Loan Document and such default shall continue unremedied for a period of three (3) Business Days; or

       (b) QSRD, the Borrower or any Subsidiary Guarantor shall default in the payment when due of any principal of or interest on any of its Debt (including the Subordinated Debt) aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or QSRD shall become obligated to mandatorily redeem any of the Preferred Stock or a "mandatory redemption event" shall occur under the Certificate of Designation for any class of Preferred Stock; or





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       (c)    any representation, warranty or certification made or deemed made herein or in any Security Instrument by QSRD, the Borrower or any Subsidiary Guarantor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

       (d) QSRD or the Borrower shall default in the performance of any of its obligations or any requirement shall not be complied with under Article IX; or QSRD, the Borrower or any Subsidiary Guarantor shall default in the performance of any of its obligations under Article VIII, under any other Article of this Agreement other than under Article IX or any Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty
(30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower or such Obligor otherwise becoming aware of such default; or

       (e) QSRD or the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

       (f) QSRD or the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in ef-fect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

       (g) a proceeding or case shall be commenced, without the application or consent of QSRD or the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of either QSRD or the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against either QSRD or the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

       (h) a judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court against QSRD, the Borrower or any Subsidiary Guarantor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and QSRD, the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

       (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and





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enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or QSRD, the Borrower, any Subsidiary Guarantor or any Person on their behalf shall so state in writing; or

       (j) any Subsidiary Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f) or (g) hereof; or

       (k) QSRD or the Borrower discontinues its usual business; or after the Closing Date, any Person or two or more Persons (other than JEDI, Enron Corp. or its Affiliates or the controlling persons thereof) acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of QSRD; or individuals who, as of the date hereof, constitute the Board of Directors of QSRD (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of QSRD; provided, however, that any individual becoming a director of QSRD subsequent to the Closing Date whose election, or nomination for election by QSRD's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of QSRD; or QSRD shall cease to directly or indirectly own 100% of each class of stock of the Borrower and each Subsidiary Guarantor (except directors' qualifying shares).

       Section 10.02 Remedies. If any Event of Default shall have occurred and be continuing, then:

       (a) in the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (j) to the extent it relates to clauses (e), (f) or (g), the Agent may and, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued inter-est on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

       (b) in the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (j) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.





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       (c)    All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Loan Document; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                   THE AGENT

       Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Loan Document, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section
11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents):
(i) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effec-tiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by any Obligor or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of any Obligor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

       Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

       Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or an Obligor specifying such Default and stating that such notice is a "Notice of Default."





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In the event that the Agent receives such a notice of the occurrence of a
Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

       Section 11.04  Rights as a Lender.   With respect to its Commitments and
the Loans made by it and its participation in the issuance of Letters of Credit, Bank of Montreal (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of Montreal (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (any and of its Affiliates) as if it were not acting as the Agent, and Bank of Montreal and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

       Section 11.05 INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH ITS PERCENTAGE SHARE FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE LOAN DOCUMENT OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT. THE FOREGOING INDEMNITIES SHALL EXTEND TO THE AGENT NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF THE AGENT OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON THE AGENT. TO THE EXTENT THAT THE AGENT IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCON-DUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

       Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of QSRD and its Subsidiaries, including the Borrower, and its decision to enter into this Agreement,





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and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Notes, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

       Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking, not taking or continuing to take any such action. The instructions of the Majority Lenders and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Loan Documents or applicable law.

       Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (which successor Agent must be approved by the Borrower, such approval not to be unreasonably withheld or delayed). Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                  ARTICLE XII
                                 MISCELLANEOUS

       Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any





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of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

       Section 12.02 Notices. All notices and other communications provided for herein and in the Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Loan Documents) shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Loan Documents, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, or in the case of overnight courier, one (1) Business Day after the date deposited with such courier, in each case given or addressed as aforesaid.

       Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

       (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent (both before and after the execution hereof and including reasonable attorneys' fees in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, allocated internal collateral examination and monitoring charges, cost of environmental audits, the reasonable fees and disbursements of counsel for the Agent and in the case of enforcement for any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of any Obligor under this Agreement or any Security Instrument;

       (b) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF QSRD AND ITS SUBSIDIARIES, (IV) THE FAILURE OF QSRD OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, THIS AGREEMENT OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY OBLIGOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND





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
CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE ANY AMOUNTS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

       (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO QSRD OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY QSRD OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO QSRD OR ANY OF ITS SUBSIDIARIES, (III) DUE TO PAST OWNERSHIP BY QSRD OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY QSRD OR ANY OF ITS SUBSIDIARIES, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

       (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

       (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

       (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION,

INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

       (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

       (h) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

       Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with QSRD's, the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the maturity of the Loans, increases the Aggregate Maximum Credit Amounts, modifies any term herein providing for the determination of the Borrowing Base, forgives any Indebtedness outstanding under this Agreement, releases any Obligor or collateral the aggregate SEC Value of which exceeds $2,500,000 during any fiscal year, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" or "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

       Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       Section 12.06  Assignments and Participations.

       (a) No Obligor, including the Borrower, may assign its rights or obligations hereunder, under the Notes, any Letter of Credit or any other Loan Documents without the prior consent of all of the Lenders and the Agent.

       (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $10,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,000 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver





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
new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

       (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would
(w) forgive or reduce the amount of principal due hereunder or under any Note,
(x) extend the Revolving Credit Termination Date or the Maturity Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral or any guarantor (except as expressly provided herein or in any Loan Document) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

       (d) The Lenders may furnish any information concerning the Obligors in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

       (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

       (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted





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
if such transfer, assignment or grant would require QSRD or the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

       Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

       Section 12.08 Counterparts. Each Loan Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

       Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

       Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and QSRD and the Borrower shall take and shall cause each Subsidiary Guarantor to take, such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

       Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEM-PORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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
           Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

       (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

       (c) QSRD AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO QSRD OR THE BORROWER, AS APPROPRIATE, AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

       (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST QSRD OR THE BORROWER IN ANY OTHER JURISDICTION.

       (e) EACH OF QSRD, THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

       Section 12.14 Interest. It is the intention of the parties hereto that the Agent or each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated





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
hereby, by the Notes or any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.
If at any time and from time to time (i) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

       To the extent that the Texas Credit Title is relevant to any Agent or Lender for the purpose of determining the Highest Lawful Rate, each such Agent and Lender hereby elects to determine the applicable rate ceiling under the Texas Credit Title by the weekly rate ceiling from time to time in effect.

       Section 12.15  Confidentiality.   In the event that the Borrower
provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower (which disclosing source did not, to the knowledge of such disclosing Person, breach any confidentiality agreement with the Borrower), (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent,
(vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants or any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three
(3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

       Section 12.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCUL-PATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."





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
       Section 12.17 Designated Senior Indebtedness. QSRD and the Borrower hereby designate all Indebtedness outstanding under this Agreement, the Notes and the other Loan Documents to be "Designated Senior Indebtedness" (as defined in the Offering Memorandum dated July 15, 1995 relating to the DEM Subordinated
Debt) for purposes of the DEM Subordinated Debt and to be "guarantor senior indebtedness", "designated guarantor senior indebtedness" or any other similar or equivalent classification under any debt instrument or agreement to which either QSRD or the Borrower is now or hereafter a party.

       Section 12.18 Amendments to Prior Loan Documents. The loan documents executed and delivered in connection with the Prior Credit Agreement are being amended and restated contemporaneously with this Agreement. Each Lender hereby consents to such action.

       The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




                      [SIGNATURES BEGIN ON THE NEXT PAGE]





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                                   QUEEN SAND RESOURCES, INC., a Delaware
                                   corporation


                                           By: /s/   ROBERT P. LINDSAY
                                               ---------------------------------
                                                  Robert P. Lindsay
                                                  Chief Operating Officer


                                           By: /s/   EDWARD J. MUNDEN
                                               ---------------------------------
                                                  Edward J. Munden
                                                  President

                                   QUEEN SAND RESOURCES, INC., a Nevada
                                   corporation


                                           By: /s/   ROBERT P. LINDSAY
                                               ---------------------------------
                                                  Robert P. Lindsay
                                                  Vice President


                                           By: /s/   EDWARD J. MUNDEN
                                               ---------------------------------
                                                  Edward J. Munden
                                                  President

                                           Address for Notices for QSRD and the
                                           Borrower:

                                           Queen Sand Resources, Inc.
                                           3500 Oak Lawn Drive, Suite 380
                                           Dallas, Texas 75219
                                           Attention:  Robert P. Lindsay
                                           Telephone:  (214) 521-9959
                                           Facsimile:  (214) 521-9960

                                           with copy to:

                                           Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada K1P 5Y7
                                           Attention:  Mr. Ronald Benn
                                           Telephone:  (613) 230-7211
                                           Facsimile:  (613) 230-6055
                                   and
                                           Haynes & Boone LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas 75202-3789
                                           Attention:  Mr. William L. Boeing
                                           Telephone:  (214) 651-5553
                                           Facsimile:  (214) 651-5940

       AGENT:               BANK OF MONTREAL, as Agent


                                           By: /s/   ROBERT L. ROBERTS
                                               ---------------------------------
                                                  Robert L. Roberts
                                                  Director, U.S. Corporate
                                                  Banking

                                           Address for Notices:

                                           115 South LaSalle St.
                                           Chicago, Illinois  60603
                                           Attention:  Marlon Sesson

                                           Telecopier No.:  (312) 750-5947
                                           Telephone No.:   (312) 750-6061

                                           with copy to:

                                           700 Louisiana, Suite 4400
                                           Houston, Texas  77002

                                           Telecopier No.   (713) 223-4007
                                           Telephone No.:   (713) 546-9700
                                           Attention: Client Services Group

       LENDER:                     BANK OF MONTREAL


                                           By: /s/   ROBERT L. ROBERTS
                                               ---------------------------------
                                                  Robert L. Roberts
                                                  Director, U.S. Corporate
                                                  Banking

                                           Applicable Lending Office for Base
                                           Rate and Eurodollar Loans

                                           115 South LaSalle St.
                                           Chicago, Illinois  60603
                                           Attention:  Marlon Sesson

                                           Telecopier No.:  (312) 750-5947
                                           Telephone No.:   (312) 750-6061

                                           Address for Notices:

                                           700 Louisiana, Suite 4400
                                           Houston, Texas 77002

                                           Telecopier No.:  (713) 223-4007
                                           Telephone No.:   (713) 546-9700
                                           Attention:    Client Services Group

       LENDER:                     ENRON CAPITAL & TRADE RESOURCES CORP.


                                           By: /s/   STEVEN M. EMSHOFF
                                               ---------------------------------
                                           Steven M. Emshoff
                                           Agent and Attorney-in-fact

                                           Address and Applicable Lending Office
                                           for Base Rate and Eurodollar Loans:

                                           1400 Smith
                                           Houston, Texas 77002
                                           Attention:  Donna Lowry
                                           Telephone:    (713) 853-1939
                                           Telecopy:     (713) 646-4039

       LENDER:                     JOINT ENERGY DEVELOPMENT INVESTMENTS II
                                   LIMITED PARTNERSHIP

                                   By:     Enron Capital Management II Limited
                                           Partnership, its sole general partner

                                           By:  Enron Capital II Corp., its sole
                                           general partner

                                           By: /s/   STEVEN M. EMSHOFF
                                               ---------------------------------
                                                  Steven M. Emshoff
                                                  Agent and Attorney-in-fact


                                           Address and Applicable Lending Office
                                           for Base Rate and Eurodollar Loans:

                                           1400 Smith
                                           Houston, Texas 77002
                                           Attention:  Shirley Hudler
                                           Telephone:    (713) 853-4859
                                           Telecopy:     (713) 646-8008